UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2019

Solei Systems, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55987	20-1801530
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

206 N. Washington Street, Suite 100, Alexandria, VA 22314

(address of principal executive offices) (zip code)

(844) 726-6965

(registrant’s telephone number, including area code)

___________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8	Other Information.

Late Filing of Form 10-Q. On August 14, 2019, Registrant files a Notice of Late Filing of its Form 10-Q report for the quarter ending June 30, 2019, advising that the 10-Q would be filed on or before August 19. 2019. Registrant was unable to complete all of the information required to be included in the Form 10-Q by August 19, 2019 and was unable to file the required quarterly report on a timely basis.

Registrant was unable to complete the 10-Q filing on a timely basis because it was unable to resolve a number of issues in time to prepare the financial statements, including (1) a determination whether the issuance of convertible promissory notes during the quarter included a derivative element or a beneficial conversion feature requiring specialized and complex accounting determinations and (2) determining whether the acquisition of certain assets of KB Medical Systems, LLC, completed during the quarter, should be accounted for as an acquisition of assets or as a business combination under applicable accounting guidelines.

Registrant believes it has now resolved these complex issues and expects to complete its financial statements for review by its independent accountants, and to complete the filing of the Form 10-Q by Friday, August 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2019	Solei Systems, Inc.

	By:	/s/ Joshua Flood
Name: Joshua Flood
Title: President